Exhibit 99.1
                                  TIFFANY & CO.
                                  NEWS RELEASE

Fifth Avenue & 57th Street                                    Contacts:
New York, N.Y. 10022                                          ---------
                                                              James N. Fernandez
                                                              (212)230-5315
                                                              Mark L. Aaron
                                                              (212)230-5301

                     TIFFANY REPORTS FIRST QUARTER RESULTS;
                     --------------------------------------
                     SALES AND EARNINGS EXCEED EXPECTATIONS
                     --------------------------------------

New York, N.Y., May 13, 2005 - Tiffany & Co. (NYSE: TIF) today reported a 12% first quarter increase in net sales, led by 11% growth in U.S. comparable store sales. Net earnings rose 9% in the quarter, despite weak sales in Japan and a lower gross margin that reflected shifts in sales mix and higher product costs.

In the three months (first quarter) ended April 30, 2005, net sales rose 12% to $509,901,000, compared with $456,960,000 a year ago. On a constant-exchange-rate basis that excludes the translation effect from a weaker U.S. dollar, net sales rose 11% and worldwide comparable store sales rose 4% (see attached "Non-GAAP Measures").

Net earnings in the first quarter increased 9% to $40,058,000, or 27 cents per diluted share, from $36,811,000, or 25 cents per diluted share.

Michael J. Kowalski, chairman and chief executive officer, said, "We are very pleased with the robust growth in our U.S. sales, which compared with a very strong quarter last year, as well as growth in many international markets. We believe this clearly signifies the enduring appeal of our classic products and demand for our latest introductions, as well as the favorable response to our new CELEBRATION rings campaign. Sales in Japan remained below our expectations, but we will continue to focus our managerial, marketing and merchandising resources on that market."

Sales in Tiffany's channels of distribution were as follows:
------------------------------------------------------------
     o U.S. Retail sales increased 14% to $243,411,000 in the first quarter. Growth was primarily generated by an increase in the amount spent per transaction, as well as by a higher number of transactions. Comparable store sales rose 11%, due to growth of 11% in the New York flagship store and a geographically broad-based 11% increase in branch stores. The success of new stores opened in the past year also contributed to overall sales growth.


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


     o International Retail sales of $190,316,000 in the first quarter were 3% higher than the prior year. On a constant-exchange-rate basis, International Retail sales rose 1% but comparable store sales declined 6%; on that basis, comparable store sales declined 10% in Japan (total retail sales declined 5%), increased 5% in the Asia-Pacific region outside Japan and declined 3% in Europe.

     o Direct Marketing sales in the first quarter rose 12% to $41,377,000. Combined Internet and catalog sales rose 14% and business gift sales increased 9% due to increases both in the number of orders and in the amount spent per order.

     o Other sales rose 61% to $34,797,000. The increase was partly due to 18% sales growth in LITTLE SWITZERLAND stores. In addition, approximately two-thirds of the increase was attributable to the sale of rough diamonds determined, in the normal course of business, to be unsuitable for Tiffany's production (such sales commenced in the third quarter of 2004 and will continue on a regular basis as a component of the Company's direct diamond sourcing initiatives). Other sales also benefited modestly from growth of TEMPLE ST. CLAIR jewelry sales and from two IRIDESSE stores, which opened last fall and focus exclusively on the pearl jewelry category.

Other Financial Highlights:
---------------------------
     o Gross margin was 53.9% in the first quarter, versus 56.7% in the prior year. The decline was largely due to changes in geographic and product sales mix, as well as higher product costs. In addition, the Company recorded a LIFO inventory charge of $1,218,000 in this quarter, compared with a charge of $3,574,000 in 2004's first quarter. In the final week of the quarter, the Company increased certain U.S. retail prices to offset higher product costs.

     o Selling, general and administrative ("SG&A") expenses increased 6% in the first quarter. SG&A expenses as a percentage of net sales were 40.9% in the first quarter, versus 42.9% in the prior year. Sales growth was sufficient to leverage fixed SG&A expenses.

     o The effective tax rate was 35.5% in the first quarter, versus 38.0% in the prior year. The decrease was due to an additional tax-benefit of $1,500,000, or $0.01 per diluted share, which was related to the repatriation provisions of the American Jobs Creation Act of 2004.

     o Net inventories at April 30, 2005 were 11% higher than at April 30, 2004. Combined raw material and work-in-process inventories rose 5% due to expanded


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


          rough diamond sourcing and increased costs of raw materials. Finished goods inventories rose 14% to support broadened product offerings and new stores.

     o During the first quarter, the Company spent $33,978,000 to repurchase and retire 1,036,792 shares of its Common Stock, at an average cost of $32.77 per share.

     o The Company is in a strong financial position. At April 30, 2005, cash and cash equivalents were $213,708,000 (versus $190,793,000 a year ago), total debt was $439,666,000 (versus $528,698,000 a year ago) and stockholders' equity was $1,710,532,000 (versus $1,496,950,000 a year ago). Total debt as a percentage of stockholder's equity was 26% at April 30, 2005, compared with 35% a year ago.

          Mr. Kowalski continued, "We are justifiably enthusiastic about Tiffany's growth potential in the U.S. and in many international markets. We are more cautious about Japan, but continue to address weakness in that market with product development initiatives and focused marketing."

          He added, "We have a very strong line-up of new product introductions this year and exciting plans for new store openings, all supported by compelling marketing and public relations programs. Our full-year objective calls for an 8-10% net sales increase, including annual comparable store sales growth in a mid-to-high single-digit range in the U.S. and in a low-single-digit range in yen in Japan; the opening of four Company-operated TIFFANY & CO. stores in the U.S. and at least four internationally; and the opening of additional LITTLE SWITZERLAND and IRIDESSE stores. Also for the full year, we now expect a modest year-over-year decline in gross margin as well as a low-to-mid single-digit increase in SG&A expenses; and other expenses, net of approximately $20 million. We also expect an effective tax rate of approximately 38% for the remaining quarters of the year. And we continue to expect mid-single-digit percentage growth in net inventories for the full year."

          Mr. Kowalski concluded, "Therefore, we are maintaining our expectation for net earnings to be comfortably in a range of $1.45-$1.55 per diluted share for 2005; however, earnings could be at the lower end of that range if full year comparable store sales in Japan were to decline by a single-digit percentage."

Conference Call
---------------
The Company will host a conference call today at 8:30 a.m. (EST) to review its results and outlook. Interested parties may listen to a broadcast on the Internet at www.tiffany.com (click on "About Tiffany," "Shareholder Information," "Conference Call") and at www.streetevents.com.


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

Next Scheduled Announcement
---------------------------
In order for the Company to more closely align the public reporting of its quarterly financial results with the filing of its Report on Form 10-Q, investors and analysts should note that the Company anticipates reporting its second quarter results on August 31, 2005 and conducting a conference call at 8:30 a.m. (EST) that day, to be broadcast at www.tiffany.com and www.streetevents.com. To receive future notifications for conference calls and/or news release alerts, interested parties may register at www.tiffany.com (click on "About Tiffany," "Shareholder Information," "Calendar of Events" and "News by E-Mail").

Company Description
-------------------
Tiffany & Co. (NYSE: TIF) operates jewelry and specialty retail stores and manufactures products through its subsidiary corporations. Its principal subsidiary is Tiffany and Company. The Company operates TIFFANY & CO. retail stores and boutiques in the Americas, Asia-Pacific and Europe and engages in direct selling through Internet, catalog and business gift operations. The Company's Other operations include consolidated results from ventures operated under trademarks or trade names other than TIFFANY & CO. For additional information, please visit www.tiffany.com or call our shareholder information line at 800-TIF-0110.

This document contains certain "forward-looking" statements concerning the Company's objectives and expectations with respect to sales, store openings, gross margins, expenses, earnings and inventories. Actual results might differ materially from those projected in the forward-looking statements. Information concerning risk factors that could cause actual results to differ materially is set forth in the Company's 2004 Annual Report and in Form 10-K, 10-Q and 8-K Reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

                                      # # #


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

                         TIFFANY & CO. AND SUBSIDIARIES
                                NON-GAAP MEASURES

The Company reports information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Internally, management monitors the sales performance of its international subsidiaries on a non-GAAP basis that excludes, from GAAP reported sales, the positive or negative effects that result from translating sales of its international subsidiaries into U.S. dollars (constant-exchange-rate basis). Management uses this constant-exchange-rate measure because it believes it is a more representative assessment of the sales performance of its international subsidiaries and provides better comparability between reporting periods.

The Company's management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company's operating results.

The  following  tables  reconcile  net sales  percentage  increases  (decreases)
measured   and   reported   in   accordance    with   GAAP   to   the   non-GAAP
constant-exchange-rate basis:


                                            Three Months Ended April 30, 2005
                                 -------------------------------------------------------
                                                                          Constant-
                                       GAAP            Translation      Exchange-Rate
         Net Sales:                  Reported             Effect            Basis
         ----------                  --------             ------            -----
                                 -------------------------------------------------------
         Worldwide                     12%                  1%               11%

         U.S. Retail                   14%                  -                14%

         International Retail           3%                  2%                1%

         Japan                         (3%)                 2%               (5%)

         Other Asia-Pacific            18%                  4%               14%

         Europe                        10%                  4%                6%




                                            Three Months Ended April 30, 2005
                                 -------------------------------------------------------
                                                                          Constant-
         Comparable                    GAAP            Translation      Exchange-Rate
         Store Sales:                Reported             Effect            Basis
         ------------                --------             ------            -----
                                 -------------------------------------------------------
         Worldwide                     5%                   1%               4%

         U.S. Retail                  11%                   -               11%

         International Retail         (3%)                  3%              (6%)

         Japan                        (8%)                  2%             (10%)

         Other Asia-Pacific            9%                   4%               5%

         Europe                        2%                   5%              (3%)



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

                         TIFFANY & CO. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
               (Unaudited, in thousands, except per share amounts)


                                                            Three Months
                                                           Ended April 30,
                                                -----------------------------------
                                                            2005              2004
                                                    -------------     -------------
Net sales                                           $    509,901      $    456,960

Cost of sales                                            235,080           198,084
                                                    -------------     -------------

Gross profit                                             274,821           258,876

Selling, general and administrative expenses             208,510           196,181
                                                    -------------     -------------

Earnings from operations                                  66,311            62,695

Other expenses, net                                        4,206             3,324
                                                    -------------     -------------

Earnings before income taxes                              62,105            59,371

Provision for income taxes                                22,047            22,560
                                                    -------------     -------------

Net earnings                                        $     40,058      $     36,811
                                                    =============     =============


Net earnings per share:

  Basic                                             $       0.28      $       0.25
                                                    =============     =============

  Diluted                                           $       0.27      $       0.25
                                                    =============     =============


Weighted-average number of common shares:

  Basic                                                  144,248           146,815
  Diluted                                                146,285           149,289


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


                         TIFFANY & CO. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Unaudited, in thousands)


                                                            April 30,           January 31,             April 30,
                                                                 2005                  2005                  2004
                                                    ------------------    ------------------    ------------------
ASSETS
------
Current assets:
Cash and cash equivalents                            $        213,708      $        187,681      $        190,793
Short-term investments                                              -               139,200                     -
Accounts receivable, net                                      120,713               133,545               115,512
Inventories, net                                            1,073,605             1,057,245               964,954
Deferred income taxes                                          69,385                64,790                48,624
Prepaid expenses and other current assets                      41,119                25,428                40,410
                                                        --------------        --------------        --------------

Total current assets                                        1,518,530             1,607,889             1,360,293

Property, plant and equipment, net                            917,415               917,853               879,105
Other assets, net                                             140,512               140,376               180,360
                                                        --------------        --------------        --------------

                                                     $      2,576,457      $      2,666,118      $      2,419,758
                                                        ==============        ==============        ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:
Short-term borrowings                                $         47,488      $         42,957      $         95,842
Current portion of long-term debt                                   -                     -                49,973
Accounts payable and accrued liabilities                      177,514               186,013               185,594
Income taxes payable                                           35,137               118,536                26,544
Merchandise and other customer credits                         52,084                52,315                46,413
                                                        --------------        --------------        --------------

Total current liabilities                                     312,223               399,821               404,366

Long-term debt                                                392,178               397,606               382,883
Postretirement/employment benefit obligations                  40,449                40,220                37,287
Deferred income taxes                                          21,666                33,175                18,516
Other long-term liabilities                                    99,409                94,136                79,756
Stockholders' equity                                        1,710,532             1,701,160             1,496,950
                                                        --------------        --------------        --------------

                                                     $      2,576,457      $      2,666,118      $      2,419,758
                                                        ==============        ==============        ==============



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